Mail tax statements to:
MANTLE319 A Series of RSE Portfolio LLC
250 Lafayette Street 2nd Floor
New York, NY 10012

QUIT CLAIM DEED

This Indenture, made on the 15th day of June 2022 by and between RSE Portfolio LLC, a Delaware limited liability company, having an address of 250 Lafayette Street 2nd Floor, New York, NY 10012, hereinafter referred to as Grantor, and RSE Portfolio LLC, a Delaware limited liability company, as Nominee for its Series MANTLE319 A, having an address of 250 Lafayette Street 2nd Floor, New York, NY 10012, hereinafter referred to as Grantee.

WITNESSETH: That said Grantor, in consideration of the sum of One and NO/100 Dollars ($1.00), in hand paid, receipt of which is hereby acknowledged, does hereby quit-claim, grant, bargain, sell and convey unto the said Grantee, all of the real estate described on Exhibit "A" attached hereto, situated in the County of Ottawa, State of Oklahoma.

Together with all and singular the hereditaments and appurtenances thereunto belonging. TO HAVE AND TO HOLD the above granted premises unto the said Grantee, and to its successors and assigns forever.

IN WITNESS WHEREOF, the said Grantor has hereunto set its hand and caused these presents to be signed and acknowledged the year and day first above written.

GRANTOR:

RSE Portfolio LLC

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: ______________________
George Leimer, CEO

NO DOCUMENTARY STAMPS REQUIRED
1988 O.S. Title 68, Sec. 3202 A

I-2022-004016 Book1166 Pg:714
08/01/2022 11:47 am $22.00
Robyn Mitchell - Ottawa County Clerk

STATE OF NEW YORK)
)
COUNTY OF NEW YORK)

On this date, before me personally appeared George Leimer, CEO, of RSE Markets, Inc., the sole member of Rally Holdings LLC, the sole member of RSE Portfolio LLC, a Delaware limited liability company, to me known to be the person who executed the foregoing instrument and acknowledged that he executed the same as the free act and deed of said Company.

In Witness Whereof, I have hereunto set my hand and affixed my official seal in the State of New York aforesaid, this 20th day of July 2022.

Notary Public

TERESA XU
NOTARY PUBLIC, STATE OF NEW YORK
Registration No. 01XU6432389
Qualified in New York County
Commission Expires 5/02/2026

My term expires: 5/02/2026

NO DOCUMENTARY STAMPS REQUIRED PURSUANT TO 68 O.S. §3202(4)

I-2022-004016 Book1166 Pg:715
08/01/2022 11:47 am $22.00
Robyn Mitchell - Ottawa County Clerk

Exhibit "A"
Legal Description

Lots Nine (9) and Ten (10), Block Fifty (50) in the TOWN OF NORTH MIAMI, NOW COMMERCE, Ottawa County, State of Oklahoma, according to the recorded plat thereof.

Common Address: 319 S Quincy, Commerce, OK 74339

This deed was prepared by Brian R. Huddleston, OK Bar No. 13295, in a form that is in accordance with applicable local, state, and federal law.